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                                                                      EXHIBIT 23


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Supervisory Board of Chicago Bridge & Iron Company N. V.

     We have audited the consolidated financial statements of Chicago Bridge & Iron Company N.V. (the "Company") as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 11, 2005; such financial statements and report are included in your 2004 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of the Company, listed in Item 15. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 11, 2005





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Supervisory Board of Chicago Bridge & Iron Company N. V.

We consent to the incorporation by reference in Registration Statement No. 333-111714 on Form S-3 of our reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule of Chicago Bridge & Iron Company N. V. (the "Company") and management's report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 11, 2005